Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-198122) of Independence Contract Drilling, Inc. of our report dated March 16, 2015 relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 16, 2015